UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________________________________________________
FORM 8-K
______________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2013

Shiloh Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683

(State of Other	(Commission File No.)	(I.R.S. Employer
Jurisdiction		Identification No.)
of Incorporation)

880 Steel Drive, Valley City, Ohio 44280
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
(330) 558-2600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Shiloh Industries, Inc. (the “Company”) entered into a Credit Agreement (the “Agreement”) dated as of October 25, 2013 with Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities, LLC as Joint Lead Arrangers and Joint Book Managers, The PrivateBank and Trust Company, Compass Bank and RBS Citizens, N.A., as Co-Documentation Agents, and the other lender parties thereto. The Company's domestic subsidiaries have guaranteed certain of the Company's obligations under the Agreement.
The Agreement has a five-year term and provides for a $300 million secured revolving line of credit (which may be increased up to an additional $100 million subject to the Company’s compliance with the Agreement and pro forma compliance with financial covenants, notice to the Administrative Agent and the Company obtaining commitments for such increase).
Borrowings under the Agreement bear interest, at LIBOR plus the applicable rate as referenced in the Agreement or at the option of the Company the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America, N.A. as its prime rate or (c) the Eurocurrency Rate plus 1.00%. In addition to interest charges, the Company will pay in arrears a quarterly commitment fee ranging from 0.20% - 0.35% based on the Company’s daily revolving exposure.
The Agreement contains customary restrictive and financial covenants, including covenants regarding the Company’s outstanding indebtedness and maximum leverage and interest coverage ratios. The Agreement also contains standard provisions relating to conditions of borrowing. In addition, the Agreement contains customary events of default, including the non-payment of obligations by the Company and the bankruptcy of the Company. If an event of default occurs, all amounts outstanding under the Agreement may be accelerated and become immediately due and payable.
The foregoing is a summary of the material terms and conditions of the Agreement and not a complete description of the Agreement. Accordingly, the foregoing is qualified in its entirety by reference to the Agreement, a copy of which will be filed with the Company's Annual Report on Form 10-K for the year ending October 31, 2013.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Agreement set forth under Item 1.01 is incorporated into this Item 2.03 by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 28, 2013	SHILOH INDUSTRIES, INC.

	By:	/s/ Thomas M. Dugan
Name: Thomas M. Dugan
Title: Vice President of Finance and Treasurer